NEWS RELEASE

For Immediate Release

ViewCast Contact: Laurie Latham Chief Financial Officer (972) 488-7200	Investor Contact: Matt Clawson Allen & Caron (949) 474-4300

VIEWCAST APPOINTS DAVID W. BRANDENBURG TO BOARD OF DIRECTORS

PLANO, Texas – December 22, 2008 – ViewCast Corporation (OTCBB: VCST), a developer of industry-leading hardware and software for the transformation and delivery of professional quality video over IP and mobile networks, today announced that David W. Brandenburg was appointed to its Board of Directors, effective December 18th. This increases the number of Board members to six.

“We are extremely pleased to have David join our Board,” said George Platt, chairman of the Board of Directors of ViewCast.  “David has a proven track record of success in various executive management and ownership roles within the high tech industry, and brings that experience to our Board.  He will be a valuable asset to ViewCast in achieving its objectives and implementing its growth strategy.”

Commenting on his recent appointment, Brandenburg said, “I am very pleased to be joining ViewCast’s board.  The streaming media industry is entering into an exciting growth stage, and I look forward to working closely with the Board and executive management in helping ViewCast drive shareholder value as it evolves into an even stronger force in the streaming media market.”  Brandenburg presently owns approximately 5.8% of ViewCast's common stock.

Mr. Brandenburg, 64, is a former Chairman of the Board of Directors and Chief Executive Officer of Dallas-based Intervoice, a publicly held company recently acquired by Convergys for $335 million.   Intervoice was a leader in developing and providing call automation hardware and software systems for interactive voice applications and wireless enhanced services.

Mr. Brandenburg also served as President and Chief Executive Officer of AnswerSoft, Inc. a global provider of call center software automation solutions. In 1998, AnswerSoft, Inc. completed a merger with Davox Corporation.  Davox subsequently changed its name to Concerto Software, Inc. and, following a merger with Aspect Communications Corp., is now part of Chelmsford, MA-based Aspect Software, Inc. a privately-held company.

Mr. Brandenburg’s current principal occupation is serving as a private, self-employed investor and philanthropist.  He is Chairman and CEO of the Brandenburg Life Foundation, a charitable foundation which he founded with his wife in 1996. He lives with his family in Osprey, FL.

About ViewCast Corporation
ViewCast develops industry-leading hardware and software for the transformation and delivery of professional-quality video over IP and mobile networks. ViewCast’s award-winning solutions simplify the complex workflows required for the Web-based streaming of news, sports, music, and other video content to computers and mobile devices, empowering broadcasters, businesses, and governments to easily and effectively reach and expand their audiences. With more than 300,000 video capture cards deployed globally, ViewCast sets the standard in the streaming media industry. ViewCast Niagara® streaming appliances, Osprey® video capture cards, and Niagara SCX® encoding and management software provide the highly reliable technology required to deliver the multi-platform experiences driving today’s digital media market.

ViewCast (www.viewcast.com) is headquartered in Plano, Texas, USA, with sales and distribution channels located globally.

ViewCast, Osprey, Niagara, Niagara SCX, GoStream, SimulStream, and EZStream are trademarks or registered trademarks of ViewCast Corporation or its subsidiaries. All other trademarks appearing herein are the property of their respective owners.

Safe Harbor Statement
Certain statements in this release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current outlook. Such statements apply to future events and are therefore subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, changes in market and business conditions and demand for the Company’s products and services.  All written and verbal forward-looking statements attributable to ViewCast and any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein. ViewCast does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the company's reports on Form 10-KSB and 10-QSB on file with the U.S. Securities and Exchange Commission.

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